UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
April 30, 2008
Date of Report (Date of earliest event reported)
Moldflow Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-30027 (Commission File No.)	04-3406763 (IRS Employer Identification No.)
492 Old Connecticut Path, Ste 401
Framingham, Massachusetts 01701
(Address of Principal Executive Offices, including Zip Code)
Registrant’s telephone number, including area code: (508) 358-5848
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 3.03. Material Modification of Rights of Securityholders
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01. Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
Ex-2.1 Agreement and Plan of Merger, dated as of May 1, 2008
Ex-4.1 Amendment to Rights Agreement, dated as of May 1, 2008
Ex-99.1 Press Release, dated May 1, 2008

Item 1.01. Entry into a Material Definitive Agreement.
     On May 1, 2008, Moldflow Corporation, a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Autodesk, Inc., a Delaware corporation (“Autodesk”), and Switch Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Autodesk (the “Purchaser”), pursuant to which, among other things, the Purchaser will commence a tender offer for all the outstanding shares of common stock of the Company, subject to the terms and conditions of the Merger Agreement.
Merger Agreement
     Pursuant to the Merger Agreement, and upon the terms and subject to the conditions thereof, the Purchaser will commence a cash tender offer (the “Offer”) to acquire all the outstanding shares of the Company’s common stock, par value $0.01 per share (“Company Common Stock”), at a price of $22.00 per share, net to the selling stockholders in cash, without interest (the “Offer Price”). The Offer will remain open for 20 business days from commencement, subject to possible extension on the terms set forth in the Merger Agreement. Pursuant to the Merger Agreement, after the consummation of the Offer, and subject to the satisfaction or waiver of certain conditions set forth in the Merger Agreement, the Purchaser will merge with and into the Company (the “Merger”) and the Company will become a wholly-owned subsidiary of Autodesk (the “Surviving Corporation”). At the effective time of the Merger, each issued and outstanding share of Company Common Stock (“Shares”) (other than Shares owned by the Company, Autodesk or the Purchaser, and stockholders who have perfected their statutory rights of appraisal under Section 262 of the Delaware General Corporation Law), will be automatically converted into the right to receive an amount in cash, without interest, equal to the Offer Price.
     The Merger Agreement includes customary representations, warranties and covenants of the Company, Autodesk and the Purchaser. The Company has agreed to operate its business in the ordinary course until the Offer is consummated. The Company has also agreed not to solicit or initiate discussions with third parties regarding other proposals to acquire the Company and to certain other restrictions on its ability to respond to such proposals. The Merger Agreement also includes customary termination provisions for both the Company and Autodesk and provides that, in connection with the termination of the Merger Agreement under specified circumstances, the Company may be required to pay to Autodesk a termination fee of $7,500,000.
     Consummation of the Offer is subject to various conditions, including (1) the valid tender of the number of Shares that would represent at least a majority of the sum of (a) all Shares outstanding as of the scheduled expiration of the Offer plus (b) all Shares issuable upon exercise of options to acquire Shares outstanding as of the scheduled expiration of the Offer which are vested as of the scheduled expiration of the Offer or would vest within 90 days thereafter, plus (c) all Shares issuable upon securities convertible into, or exchangeable for, Shares outstanding at the then scheduled expiration of the Offer or within 90 days thereafter, (2) the expiration or termination of applicable waiting periods under the United States Hart-Scott-Rodino Antitrust

Improvements Act of 1976 and (3) and other required regulatory approvals and customary closing conditions.
     Subject to the terms of the Merger Agreement, the Company has granted the Purchaser an option to purchase that number of newly-issued Shares that is equal to the lowest number of Shares that, when added to the number of Shares directly or indirectly owned by Autodesk or the Purchaser at the time of exercise of the option, shall constitute 10,000 Shares more than the amount needed to give the Purchaser ownership of 90% of the outstanding Shares (the “Top-Up Option”). The Purchaser will pay the Company the Offer Price for each Share acquired upon exercise of the Top-Up Option.
     By virtue of the Merger Agreement and consummation of the transactions contemplated by the Merger Agreement, including the Offer, each of A. Roland Thomas, the Company’s President and Chief Executive Officer, Gregory W. Magoon, the Company’s Executive Vice President and Chief Financial Officer, Kenneth R. Welch, the Company’s Chief Operating Officer, and Lori M. Henderson, the Company’s Chief Administrative Officer and General Counsel, would be entitled to terminate his/her employment for “Good Reason” under their respective Executive Employment Agreements, and accordingly, the benefits and payments provided under such agreements will become payable immediately prior to the closing of the Offer. Each of these executive officers and the Company also entered into letter agreements that provide that upon execution of the letter agreement until immediately prior to the closing of the Offer, the severance and termination provisions of each such executive officer’s Executive Employment Agreement remain intact, except for such executive officer’s Change in Control Benefits (as described in Section 8 of the Executive Employment Agreements), which will be superseded by the terms of the letter agreement. The letter agreements also provide that immediately after the closing of the Offer, the letter agreements will supersede and replace any and all prior agreements and understandings concerning the severance and termination provisions in these executives’ Executive Employment Agreements. In addition, on April 30, 2008, the compensation committee of the board of directors of the Company amended the Company’s cash bonus plan to provide that the performance period under the plan will be each fiscal year of the Company or such other period as determined by the committee, and determined that for the fiscal year ending June 30, 2008 the performance period excludes the fourth quarter. Based on the performance criteria of the plan as applied through the performance period for fiscal 2008, the compensation committee approved awards to the above four executive officers in an aggregate amount of $530,634. The compensation committee also approved awards to the other executive officers and to certain other employees who participate in the cash bonus plan based on the performance criteria applicable to such officers and employees under the plan. In addition, the compensation committee approved the establishment of and accrual for a bonus pool to be available for the payment of bonuses to executive officers (including the four executive officers referred to above) and employees of the Company related to performance in the fourth quarter in a total amount of $450,000. Any such bonuses will be paid in the sole discretion of the compensation committee.
     The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement attached as Exhibit 2.1 hereto and incorporated herein by reference.
     On May 1, 2008, Autodesk issued a press release relating to the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1.
     The Merger Agreement has been attached as an exhibit to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the Merger Agreement were made only for the purposes of such agreement and as of specified dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or Autodesk or any of their respective subsidiaries or affiliates. In addition, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in a confidential disclosure schedule that the parties have exchanged. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts, since (i) they were made only as of the date of such agreement or a prior, specified date, (ii) in some cases they are subject to qualifications with respect to materiality, knowledge and/or other matters, and (iii) they may be modified in important part by the underlying disclosure schedule. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Tender and Voting Agreement
     In order to induce Autodesk and Purchaser to enter into the Merger Agreement, the directors and executive officers of the Company entered into a tender and voting agreements (the “Tender and Voting Agreements”) with Autodesk and the Purchaser concurrent with the execution and delivery of the Merger Agreement. Shares held by these directors and officers that are eligible to be tendered into the Offer represent, in the aggregate, approximately 3.5% of Shares outstanding on the date of the Merger Agreement. Subject to the terms and conditions of the Tender and Voting Agreements, such stockholders agreed, among other things, to tender their Shares in the Offer no later than five business days prior to the initial expiration date of the Offer and, if required, to vote their Shares in favor of adoption of the Merger Agreement.
Additional Information
     The tender offer described in this report has not yet commenced, and this report is neither an offer to purchase nor a solicitation of an offer to sell securities. At the time the tender offer is commenced, the Purchaser will file a tender offer statement with the U.S. Securities and Exchange Commission (the “SEC”). Investors and Company security holders are strongly advised to read the tender offer statement (including an offer to purchase, letter of transmittal and related tender offer documents) and the related solicitation/recommendation statement that will be filed by the Company with the SEC, because they will contain important information. These documents will be available at no charge on the SEC’s Web site at www.sec.gov.
Item 3.03. Material Modification of Rights of Securityholders.
     On May 1, 2008, prior to the execution of the Merger Agreement, the board of directors of the Company approved an Amendment (the “Amendment”) to the Shareholder Rights Agreement, dated as of January 29, 2003 between the Company and Computershare Trust Company, N.A. (formerly known as Equiserve Trust Company, N.A.), as rights agent (the “Rights Agent”), as amended (as so amended, the “Rights Agreement”).
     The Amendment, among other things, renders the Rights Agreement inapplicable to the Merger, the Offer, the Merger Agreement and the transactions contemplated thereby. The Amendment provides that the execution and delivery of Merger Agreement and/or tender and voting agreements, or the consummation of the Offer and/or Merger, will not result in either Parent or Purchaser being deemed an “Acquiring Person” (as such term is defined in the Rights Agreement). In addition, the Amendment provides that none of a “Stock Acquisition Date”, a “Distribution Date”, “Section 11(a)(ii) Event” or a “Section 13 Event” (each as defined in the Rights Agreement) shall occur, and that “Rights” (as such term is defined in the Rights Agreement) will not separate from shares of Company Common Stock, in each case, by reason of the approval or execution of the Merger Agreement, the announcement or consummation of the Merger, consummation of the Offer, the Merger Agreement or the transactions contemplated thereby. The Amendment also provides that the Rights Agreement shall expire immediately prior to the Appointment Time (as defined in the Merger Agreement) if the Rights Agreement has not otherwise terminated. If the Merger Agreement is terminated, the changes to the Rights Agreement pursuant to the Amendment will be of no further force and effect.

     The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 4.1 hereto and is incorporated herein by reference.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     The disclosure called for by this Item is incorporated by reference to the disclosure set forth in Item 1.01 of this report.
Safe Harbor for Forward-Looking Statements
     Statements in this Current Report on Form 8-K may contain, in addition to historical information, certain forward-looking statements. All statements included in this Current Report on Form 8-K concerning activities, events or developments that Autodesk and the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. Actual results could differ materially from the results discussed in the forward-looking statements. Forward-looking statements are based on current expectations and projections about future events and involve known and unknown risks, uncertainties and other factors that may cause actual results and performance to be materially different from any future results or performance expressed or implied by forward-looking statements, including the risk that the tender offer will not close because of a failure to satisfy one or more of the closing conditions and that the Company’s business will have been adversely impacted during the pendency of the tender offer. Additional information on these and other risks, uncertainties and factors is included in the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents filed with the SEC.
Item 9.01. Financial Statements and Exhibits.
(d)      Exhibits.
The following exhibits are attached to this Current Report on Form 8-K:

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of May 1, 2008, by and among Autodesk, Inc., Switch Acquisition Corporation and Moldflow Corporation*

4.1	Amendment to Rights Agreement, dated as of May 1, 2008

99.1	Press Release, dated May 1, 2008

*	Exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish a supplemental copy of any omitted exhibit to the SEC upon request.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 2, 2008	MOLDFLOW CORPORATION
	By:	/s/ Lori M. Henderson
		Name:	Lori M. Henderson
		Title:	General Counsel

EXHIBIT INDEX

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of May 1, 2008, by and among Autodesk, Inc., Switch Acquisition Corporation and Moldflow Corporation*

4.1	Amendment to Rights Agreement, dated as of May 1, 2008

99.1	Press Release, dated May 1, 2008

*	Exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish a supplemental copy of any omitted exhibit to the SEC upon request.